                                                                    EXHIBIT 10.4

                               OPERATING AGREEMENT

                                       OF

                                WALTHER USA, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                          DATED AS OF JANUARY 21, 2000

                                TABLE OF CONTENTS

                                                                                                       PAGE
ARTICLE I DEFINITIONS...................................................................................1

ARTICLE II FORMATION OF THE COMPANY.....................................................................5
   Section 2.1. Formation...............................................................................5
   Section 2.2. Name....................................................................................5
   Section 2.3. Principal Place of Business.............................................................5
   Section 2.4. Registered Office and Registered Agent..................................................5
   Section 2.5. Duration ...............................................................................5
   Section 2.6. Intention of the Parties................................................................5

ARTICLE III PURPOSES....................................................................................6

ARTICLE IV CAPITAL CONTRIBUTIONS AND RELATED MATTERS....................................................6
   Section 4.1. Members' Initial Capital Contributions..................................................6
   Section 4.2 Capital Accounts.........................................................................6
   Section 4.3. Return of Members' Contributions to Capital.............................................6
   Section 4.4. Additional Capital Contributions .......................................................6
   Section 4.5. Loans by Members........................................................................7

ARTICLE V ACCOUNTING....................................................................................7
   Section 5.1 Fiscal Year; Company Books...............................................................7
   Section 5.2. Engagement of Accountants...............................................................7

ARTICLE VI EXPENSES AND DISTRIBUTIONS...................................................................8
   Section 6.1. Organizational Expenses.................................................................8
   Section 6.2. Ongoing Expenses; Fees..................................................................8
   Section 6.3. Timing, Amounts and Sources of Distributions............................................8
   Section 6.4. Distributions of Operating Receipts and Capital Proceeds ...............................8
   Section 6.5. Creation of Reserves ...................................................................8
   Section 6.6. Other Provisions Regarding Distributions................................................8
   Section 6.7. Tax Distributions.......................................................................9

ARTICLE VII ALLOCATION OF PROFIT AND LOSS; TAX MATTERS..................................................10
   Section 7.1. Allocations of Profit and Loss..........................................................10
   Section 7.2. Section 704(c) Allocations..............................................................11
   Section 7.3. Members' Intention......................................................................11
   Section 7.4. Tax Matters Officer.....................................................................12

ARTICLE VIII MANAGEMENT.................................................................................12
   Section 8.1 Management; Responsibility...............................................................12
   Section 8.2. Board of Managers.......................................................................12
   Section 5.3. Matters Reserved to the Members.........................................................12

   Section 8.4. Officers................................................................................13
   Section 8.5. Meetings of Members.....................................................................13
   Section 8.6. Records of LLC Interests................................................................14
   Section 8.7. Bank Accounts...........................................................................14

ARTICLE IX LIABILITIES AND RESTRICTIVE COVENANTS........................................................14
   Section 9.1. Liability Board of Managers' Representatives............................................14
   Section 9.2. Indemnification of the Members..........................................................15
   Section 9.3. Cooperation Covenant....................................................................16
   Section 9.4. Non-Solicitation Covenant...............................................................17
   Section 9.5. Confidential Information Covenant.......................................................17
   Section 9.6. Scope of Restriction....................................................................17
   Section 9.7. Remedies................................................................................18

ARTICLE X TRANSFERS; ADMISSIONS; ADDITIONAL MEMBERS.....................................................18
   Section 10.1. Transfer Generally.....................................................................18
   Section 10.2. Additional Members.....................................................................18

ARTICLE XI DISSOLUTION, TERMINATION AND SALE RIGHTS.....................................................18
   Section 11.1. Dissolution............................................................................18
   Section 11.2. Winding Up, Liquidation and Distribution of Assets.....................................19
   Section 11.3. Certificate of Dissolution.............................................................20
   Section 11.4. Effect of Filing of Certificate of Dissolution.........................................20
   Section 11.5. Carl Walther and S&W Right of First Refusal............................................20
   Section 11.6. Sale and Purchase Rights...............................................................20

ARTICLE XII MISCELLANEOUS PROVISIONS....................................................................20
   Section 12.1. Notices................................................................................20
   Section 12.2. Law Governing..........................................................................21
   Section 12.3. Amendments.............................................................................21
   Section 12.4. Successors and Assigns.................................................................21
   Section 12.5. Counterparts...........................................................................21
   Section 12.6. Severability...........................................................................21
   Section 12.7. No Third Party Beneficiaries...........................................................21
   Section 12.8. Construction...........................................................................21

                               OPERATING AGREEMENT

                                       OF

                                WALTHER USA, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                  This Operating Agreement dated as of January 21, 2000, is made and entered into by and between Carl Walther USA, LLC, a Delaware limited liability company ("Carl Walther") and Smith & Wesson Corp., a Delaware corporation ("S&W"). Individually, Carl Walther and S&W are each a "Member," and collectively they are the "Members".

                                   BACKGROUND

                                    ARTICLE I

                                   DEFINITIONS

                  The terms set forth below shall have the following meanings:

                  "ACT" means the Delaware Limited Liability Company Act, as amended, or any successor statute.

                  "ADDITIONAL CAPITAL" shall have the meaning ascribed to such term in SECTION 4.4.

                  "ADJUSTED BOOK VALUE PER UNIT" means the most recently attainable book value of the Company divided by the aggregate outstanding Units.

                  "AFFILIATE", means, with respect to any person, any individual related by birth or marriage to such person, or any person controlling, controlled by or under common control with such person; "control" and forms of the word means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Operating Agreement, as amended from time to time. References to "Articles," "Sections" and subdivisions refer to this Agreement, unless otherwise specified.

                  "BANKRUPTCY" means, with respect to any Member or the Company, the occurrence of any one or more of the following: (i) the making by the Member or the Company of an assignment for the benefit of creditors; (ii) the filing of an involuntary petition seeking an adjudication of bankruptcy against such Member or the Company under the United States Bankruptcy Code, which filing is not dismissed within 60 days of the filing; (iii) the filing of a voluntary petition by the Member or the Company under the United States Bankruptcy Code; or (iv) the entry of an order, judgment or decree by a court of competent jurisdiction providing for the liquidation of the assets of the Member or the Company or appointing a receiver, trustee or other administrator of the Member's or the Company's assets which continues in effect and unstayed for a period of 60 days.

                  "BOARD OF MANAGERS" shall be the Board of Managers described in SECTION 8.2 and shall be the same as the "Board of Directors" defined in the Joint Venture Agreement and shall initially be each of Wulf-H Pflaumer, Martin Wonisch, Christopher Killoy, John A. Kelly and an independent director to be named or any person or entity who succeeds each of them in that capacity pursuant to the terms of the Joint Venture Agreement.

                  "BUSINESS" means to recognize the potential for increasing sales complimentary products lines relative to the design, production, marketing and sales of various firearms and related products and to engage in and do any lawful act concerning any and all lawful business for which limited liability companies may be organized according to the Delaware Limited Liability Company Act, including all powers and purposes now and hereafter permitted by law to a limited liability company.

                  "CAPITAL ACCOUNT" of a Member means the sum of such Member's Capital Contributions, increased by the items of Company income and gain, and decreased by the items of Company loss and expense, allocable to such Member and by distributions to such Member under this Agreement, provided, however, that reimbursement of expenses and payments of fees pursuant to SECTION 6.2, the payment of interest on and principal of loans from Members shall not be treated as distributions for the purposes of this definition. For purposes of maintaining book Capital Accounts under this Agreement, the fair market value of the property contributed by a Member shall be used for all purposes, including calculating gains or losses on sale of Company assets, notwithstanding that
Section 704(c) of the Code may require different allocations of such items of gain or loss for purposes of allocating taxable income and loss to the Members for federal income tax purposes.

                  "CAPITAL CONTRIBUTION" of a Member means the amount contributed in cash and the fair market value of any assets contributed to the capital of the Company by the Member or by the Member's predecessor in interest, but excluding proceeds of loans from the Member.

                  "CAPITAL PROCEEDS" means all cash received by the Company from a Capital Transaction, plus any amount released from Reserves created out of Capital Proceeds, less the sum of (i) all expenses paid or incurred by the Company in connection with such Capital Transaction, (ii) amounts applied to repayment of indebtedness, (iii) capital expenditures made from the proceeds of such Capital

Transaction and (iv) such additions to Reserves as the Board of Managers, may determine to be necessary or appropriate.

                  "CAPITAL TRANSACTION" means a sale, exchange or other disposition of Company assets for value, other than in the ordinary course of business; or the borrowing of money by the Company, including a refinancing of indebtedness of the Company.

                  "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company as filed with the Delaware Department of State, Division of Corporations, as the same has and may be amended from time to time.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMPANY" means WALTHER USA, LLC, a Delaware limited liability company, formed pursuant to the Certificate of Formation and this Agreement and referred to as "New Company" in Section 2 of the Joint Venture Agreement.

                  "COMPANY ASSETS" means all property, real or personal, tangible or intangible, owned of record or beneficially, by the Company.

                  "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to such term in the Joint Venture Agreement.

                  "COOPERATION PERIOD" shall have the meaning ascribed to such term in SECTION 9.3.

                  "ELIGIBLE PERSON" shall have the meaning ascribed to such term in SECTION 9.2(A).

                  "INTEREST" means a Member's membership interests in the Company, including, without limitation, a Member's right to vote such percentage interest as provided for in SECTION 4. An Interest may be represented by a percentage. An Interest may be divided into an interest in proceeds. The initial percentage allocations of Interests are shown in SECTION 4 and are subject to change from time to time under the terms of this Agreement.

                  "JOINT VENTURE AGREEMENT" shall mean the Agreement between Smith & Wesson Corp., Carl Walther USA, LLC and Umarex Sportwaffen, GmbH., dated October 26, 1999.

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
                  "MEMBER" or "MEMBERS" means each of the parties whose names appear in the first paragraph of this Agreement and each of the parties who may hereafter become admitted as a Member under SECTION 10.2.

                  "MEMBERSHIP INTEREST" means a Member's entire interest in the Company, and in the property, assets, capital and Business thereof, along with such Member's right to participate in the affairs of the Company.

                  "OFFICERS" means, initially, each of the persons so designated in the Joint Operating Agreement, and such successors as may be elected or nominated pursuant thereto.

                  "OPERATING RECEIPTS" means all cash received by the Company in the ordinary course of its business (exclusive of Capital Contributions and proceeds of loans), plus any amount released from Reserves created out of Operating Receipts, less the sum of (i) all expenses paid or incurred by the Company (exclusive of depreciation and other non-cash expenses), (ii) repayment of principal of loans, (iii) capital expenditures made in the ordinary course of business (except to the extent paid with proceeds of Capital Contributions or loans or from Reserves) and (iv) such additions to Reserves as the Board of Managers, may deem to be necessary or appropriate. Operating Receipts shall not include Capital Proceeds nor be reduced by expenses incurred in connection with Capital Transactions.

                  "PERCENTAGE INTEREST" means, as to each Member, such Member's percentage ownership of all Units outstanding at that time.

                  "RESERVES" means, for any fiscal period, amounts set aside or allocated during such period as reserves for working capital, taxes, insurance, debt service, or other costs or current or projected expenses incident to the ownership or operation of the Company's business, which amounts shall be reasonably determined by the Board of Managers.

                  "TRANSFER" means, with respect to an Interest, any sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other transfer of title or beneficial interest therein, voluntary or involuntary, whether by operation of law or otherwise, and whether or not for value.

                  "UNITS" means a unit representing a portion of the aggregate Membership Interests of all Members. As of the date hereof, the aggregate outstanding Units of the Company are 50% with Carl Walther and 50% with S&W. Each Member's Units shall be recorded on the books of the Company.

                                   ARTICLE II
                            FORMATION OF THE COMPANY

                  Section 2.1 FORMATION.

                  The parties hereto shall continue the Company which was formed pursuant to the Act. The Board of Managers shall promptly prepare and see to the execution, filing and recording in the appropriate public offices of any amendment to the Certificate of Formation required under the Act and shall do all other things required for the perfection of the Company as a limited liability company and the qualification of the Company to do business as a foreign limited liability company in any jurisdiction as may be necessary or appropriate.

                  Section 2.2. NAME.

                  The business of the Company shall be conducted under the name Walther USA, LLC or under such other name as the Members may determine upon advice of counsel or under such assumed name as the Members may select in accordance with the Act.

                  Section 2.3. PRINCIPAL PLACE OF BUSINESS.

                  The principal place of business of the Company is 2100 Roosevelt Avenue, 01102 Springfield Massachusetts. The Company may change the principal office or have offices at such other place or places as the Board of Managers may decide with the approval of the Board of Managers.

                  Section 2.4. REGISTERED OFFICE AND REGISTERED AGENT.

                  The registered agent and registered office of the Company in the State of Delaware are the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Board of Managers may, within its sole and unrestricted discretion, change any registered office or registered agent of the Company.

                  Section 2.5. DURATION.

                  The Company shall continue perpetually, unless the Company is earlier dissolved in accordance with the provisions of this Agreement or the Act.

                  Section 2.6. INTENTION OF THE PARTIES.

                  It is understood that this Agreement is intended to implement and be interpreted consistent with the terms and conditions of the Joint Venture Agreement. The Company is and shall be a limited liability company and governed by the limited liability statutes of the State of Delaware instead of having the corporate form as set forth in the Joint Venture Agreement. It was and continues to be the intent of the Parties that issues such as taxes, distributions, profits, losses, capital accounts or contributions are intended to be shared on a 50/50 basis between S&W and Carl Walther.

                                   ARTICLE III
                                    PURPOSES

                  The Company is organized for the purpose of engaging in the Business, and the Company shall not engage in any activities unrelated to the Business.

                                   ARTICLE IV
                    CAPITAL CONTRIBUTIONS AND RELATED MATTERS

                  Section 4.1. MEMBERS' INITIAL CAPITAL CONTRIBUTIONS.

                  MEMBERS' INITIAL CAPITAL CONTRIBUTIONS. The Members hereby agree to and do make the Capital Contributions to the Company in amounts and to the extent provided below. Each Member will have an opening Capital Account equal to the amount set forth below. In consideration of the foregoing Capital Contributions, the Members shall receive Interests as provided below and the voting percentage attached thereto, shall be as indicated in the column marked "Interests".

         Member                     Contribution     Interest      Units
         ------                     ------------     --------      -----
         Carl Walther......         $50,000          50%           25,000
         S&W...............         $50,000          50%           25,000

                  Section 4.2. CAPITAL ACCOUNTS.

                  A separate Capital Account shall be maintained for each Member by the Company. Except as otherwise required in this Agreement or the Act.

                  Section 4.3. RETURN OF MEMBERS' CONTRIBUTIONS TO CAPITAL.

                  No Member shall be entitled to demand or receive assets of the Company or an apportionment thereof. A Member only has the right to receive cash from the Company strictly in accordance with the terms of this Agreement or the Joint Venture Agreement. No Member shall be entitled to interest on its Capital Contribution or to demand return or withdrawal of such Member's Capital Contribution.

                  Section 4.4. ADDITIONAL CAPITAL CONTRIBUTIONS.

                  In addition to the Members' initial Capital Contributions, if at any time Walther and S&W unanimously agree that the Company requires additional capital, the Board of Managers shall call for such additional capital by written notice to all holders of Interests, informing them of the total amount of additional capital ("ADDITIONAL CAPITAL") being raised. Each holder of an Interest shall be required to deliver his Percentage Interest of the Additional Capital to the Company within 15 days after such notice is given or made to such holder. If any such holder fails to contribute all or any part of such holder's Percentage Interest within the 15 day period described above, any or all of the other holders of Interests may advance all or part of such defaulting holder's Percentage Interest, in proportion to such contributing holder's Units in the event of an oversubscription for the defaulted amount. Upon completion of the capital raise, if any such holder failed to contribute its Percentage Interest thereof and another holder or holders did so, then the Units of the non-contributing holder shall be reduced by an amount equal to the dollar deficiency of Capital Contribution of the non-contributing holder divided by the Adjusted Book Value Per Unit (taking into account in the computation thereof the aggregate Capital Contributions then being made by all holders of Interests). Each such holder contributing in place of such non-contributing holder shall have its Units increased by an amount equal to the make-up funds so contributed, divided by the Adjusted Book Value Per Unit (similarly taking into account for this purpose the aggregate Capital Contributions then being made by all holders of Interests).

                  Section 4.5. LOANS BY MEMBERS.

                  Separate and apart from contributions to the capital of the Company, a Member may make loans to the Company at any time and from time to time as and on the terms determined by such Member and other Members holding a majority of Units not held by the lending Member; provided that if any such loan is agreed to, the Company shall allow all Members to participate in such loan in proportion to their Units using any procedure which the Members determine is fair to all Members.

                                    ARTICLE V
                                   ACCOUNTING

                  Section 5.1. FISCAL YEAR; COMPANY BOOKS.

                  The fiscal year of the Company shall end each December 31. The books of the Company shall be kept on the basis of accounting selected by the Board of Managers and consistent with the basis of accounting used by S&W and Walther.

                  Section 5.2. ENGAGEMENT OF ACCOUNTANTS.

                  The Company shall engage, at the Company's expense, such accountants as the Board of Managers shall designate to assist in the preparation of the Company's financial statements and to prepare the Company's income tax returns.

                                   ARTICLE VI
                           EXPENSES AND DISTRIBUTIONS

                  Section 6.1. ORGANIZATIONAL EXPENSES.

                  Each Member shall pay all expenses incurred by such Member in connection with the organization of the Company, without reimbursement by the Company.

                  Section 6.2. ONGOING EXPENSES; FEES.

                  The Company shall pay all of its own expenses, including legal, accounting and other outside fees and expenses.

                  Section 6.3. TIMING, AMOUNTS AND SOURCES OF DISTRIBUTIONS.

                  Subject to the provisions of this ARTICLE VI and ARTICLE VIII, the Company may make cash distributions of Operating Receipts and Capital Proceeds to the Members in such aggregate amounts and at such time or times as the Board of Managers may propose, subject to its discretion to establish and administer Reserves.

                  Section 6.4. DISTRIBUTIONS OF OPERATING RECEIPTS AND CAPITAL PROCEEDS.

                  Subject to Sections 6.5 and 6.6, cash distributions from Operating Receipts and Capital Proceeds shall be made to the holders of Interests in proportion to their respective Percentage Interests.

                  Section 6.5. CREATION OF RESERVES.

                  The Board of Managers, shall have discretion to establish Reserves out of Operating Receipts and Capital Proceeds as it may determine to be necessary or appropriate for the working capital needs of the Company, anticipated capital expenditures, Company liabilities or otherwise, and to determine the appropriate levels of such Reserves and the timing of additions to and disbursements from such Reserves.

                  Section 6.6. OTHER PROVISIONS REGARDING DISTRIBUTIONS.

                  No cash shall be distributed to any Member if such distribution (i) is not permitted under the Act or otherwise, or would constitute or result in a default, under any agreement to which the Company is a party or to which Company assets are subject, (ii) would constitute a fraudulent conveyance as against creditors of the Company or (iii) if the Board of Managers, in their discretion, determine in good faith that such distribution would not be in the best interests of the Company.

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
                  Section 6.7. TAX DISTRIBUTIONS. Subject to the provisions of SECTIONS 6.7 and 6.8, the Company shall make distributions of (other than Proceeds resulting from a transaction which results in the dissolution of the Company) in the Tax Distribution Amount to each Interest holder in the following manner:

                           (i) At least five (5) days before each date
                  prescribed by the Code for individuals to pay quarterly income tax, the Company shall distribute to the Interest holders an amount of cash equal to the Company's Estimated Permitted Tax Amount for the taxable year with respect to which such distribution is made. On or before April 15 of each year, the Company shall distribute to the Interest holders an amount of cash equal to the difference between the Actual Permitted Tax Amount for the year and the sum of all Estimated Permitted Tax Amounts distributed for such year.

                           (ii) The "TAX DISTRIBUTION AMOUNT" of each Interest
                  holder is such Interest holder's share of the Permitted Tax Amount, and shall be based on the manner in which taxable income and loss is allocated to the Interest holders for the relevant periods. Such allocations shall be determined by the Board of Managers, taking into account any adjustments under Code Section 704(c) and Code Section 754, to the extent applicable, and other relevant facts and circumstances as in the reasonable business judgment of the Board of Managers are necessary or appropriate to reflect the net taxable income and loss of the Company and each Interest holder therein.

                           (iii) For purposes of this SECTION 6.6:

                           (A) The Company's "PERMITTED TAX AMOUNT" for a
                  taxable period shall be the excess, if any, of the aggregate federal, state, local and foreign income taxes which would be payable by the Company for the period beginning on the date hereof and ending at the end of such taxable period if the Company were taxed as an individual at the highest marginal income tax rates, federal, state, local and foreign, for such period (assuming that the applicable state tax rate is the rate applicable in Massachusetts and that such state tax is fully deductible for federal tax purposes), over the sum of the amount of any federal, state, local and foreign income taxes which the Company itself is required to pay with respect to such period which would be credited against the applicable federal, state, local and foreign income taxes of the Interest holders (it being understood that certain jurisdictions may tax either or both the Company and/or the Interest holders with respect to such income), and the aggregate distributions previously made to the Interest holders pursuant to this
                  SECTION 6.6.

                           (B) The Permitted Tax Amount shall be determined as
                  if an election under Section 172(b)(3) of the Code to relinquish the entire carryback period with respect to a net operating loss was not in effect. If the Board of Managers so determines, the Permitted Tax Amount shall be determined by taking into account the federal alternative minimum tax, the federal environmental tax and similar taxes under federal, state, local and foreign income tax laws. At the discretion of the Board of Managers, penalty taxes, interest and similar additions to taxes under federal, state, local or foreign income tax laws, shall not be taken into account under this
                  SECTION 6.6. The Permitted Tax Amount shall be determined initially by the Members on the basis of figures set forth on Internal Revenue Service Form 1065 and similar state, local or foreign forms filed by the Company but shall be subject to subsequent adjustment pursuant to audit, litigation, settlement, amended return, or the like.

                           (C) The "ESTIMATED PERMITTED TAX AMOUNT" for a
                  taxable period shall be an amount equal to the Permitted Tax Amount based on the best available estimate of taxable income at the time of determination.

                           (iv) Any distributions made pursuant to this SECTION
                  6.6 shall be treated as advances against distributions which are otherwise payable under SECTION 6.4 and shall be taken into account when subsequent distributions are made under
                  SECTION 6.4.

                                   ARTICLE VII
                   ALLOCATION OF PROFIT AND LOSS; TAX MATTERS

                  Section 7.1. ALLOCATIONS OF PROFIT AND LOSS.

                  Subject to the requirements of Section 704(c) of the Code and
SECTION 7.2, each item of income, gain, loss, deduction or credit shall be allocated among the Members as follows:

                           (a) Losses shall be allocated in the following order of priority:

                           (i) If the Capital Account of any of the Members is
                  positive, then in such amounts as will reduce such positive balances to zero, or if the amount of losses to be so allocated is less than the sum of such positive balances, then in such amounts as to cause the positive balances to be in the respective amounts (or as near thereto as possible) which the Members would receive pursuant to ARTICLE VI if all of the

                  Company assets were sold for a net amount equal to the sum of the Members' Capital Accounts; and

                           (ii) If the Capital Account of each of the Members is
                  either negative or zero, then all losses shall be allocated as to cause the Capital Accounts of the Members to be in proportion (or as near thereto as possible) to their Percentage Interests.

                           (b) Income or gain of the Company shall be allocated in the following order of priority:

                           (i) First, if the Capital Accounts of any or all of
                  the Members are negative, then first in such amounts as will increase the negative balances of the Members to zero, or if the amount of income to be so allocated is less than the sum of such negative balances, then in such amounts as to cause the negative balances to be in the ratio (or as near thereto as possible) of their respective Percentage Interests; and

                           (ii) Then, if the Capital Account of each of the
                  Members is either positive or zero, then in such amounts as will cause the resulting positive balances to be in the respective amounts (or as near thereto as possible) which the Members would receive pursuant to ARTICLE VI if all of the Company assets were sold for a net amount equal to the sum of the Members' Capital Accounts.

Any portion of gain so allocated which is treated as gain from the sale of the assets of the Company which are not capital assets by virtue of the application of Section 1245 or 1250 of the Code, or any recapture of investment tax credits or other tax credits previously earned by the Company, will be allocated to the Members to whom or to whose predecessor in interest the deductions giving rise to such ordinary income were allocated, and such recaptured tax credits shall be allocated to the Members to whose or to whose predecessor in interest such credits were originally allocated. The allocations in the preceding sentence will be applied separately to each fiscal year for which the Company has deducted depreciation to which Section 1245 or 1250 applies or has earned tax credits.

                  Section 7.2. SECTION 704(c) ALLOCATIONS.

                  All allocations made pursuant to Section 704(c) of the Code will be made in accordance with the traditional method with curative allocations.

                  Section 7.3. MEMBERS' INTENTION.

                  Questions of interpretation or application of the foregoing provisions shall be resolved by reference to the intention of the Members that insofar as possible, each Member shall be allocated an amount of gain which corresponds to the amount of losses and other tax and cash benefits flowing to such Member from the Company.

                  Section 7.4. TAX MATTERS OFFICER.

                  _____________________________ is designated the "TAX MATTERS
OFFICER" of the Company, as defined in the Code, with all necessary authority to act as such on behalf of the Company, subject to the prior approval of the Board of Managers.

                                  ARTICLE VIII
                                   MANAGEMENT

                  Section 8.1. MANAGEMENT; RESPONSIBILITY.

                  The Company and its Business shall be managed and controlled by the Board of Managers and the Officers of the Company, both, as set forth in the Joint Venture Agreement, subject nevertheless to the reserved powers of the Members as set forth in SECTION 8.3 and elsewhere in this Agreement. The Officers shall be responsible for the day-to-day conduct of the Business, in accordance with the business plan approved from time to time by the Board of Managers, and subject to the direction and control of the Board of Managers, and shall have such authority, power and discretion as may be delegated to it from time to time by the Board of Managers to manage and control the Company and its Business and to make all day-to-day decisions incidental thereto.

                  Section 8.2. BOARD OF MANAGERS.

                  The Board of Managers shall consist of representatives as designated as the Board of Directors in the Joint Venture Agreement. Meetings of the Board of Managers shall be conducted as specified in the Joint Venture Agreement, and additional meetings may be called by the Board of Managers or by any representative then serving on the Board of Managers upon notice to all representatives and may be held in person or by conference telephone call in which all participants in such call are able to speak to and hear each other, provided that at least two representatives appointed by Carl Walther and two representatives appointed by S&W participate in such meeting.

                  Section 8.3. MATTERS RESERVED TO THE MEMBERS.

                  The unanimous written agreement of the Members shall be required to approve any of the following matters:

                  (a) Admission of additional Members;

                  (b) Raising capital;

                  (c) Any change in the Company's Business;

                  (d) Amendment of this Operating Agreement;

                  (e) Any merger, consolidation or dissolution of the Company;

                  (f) Any sale or other disposition of assets of the Company, outside the ordinary course;

                  (g) Any acquisition of assets by the Company outside the ordinary course; or

                  (h) Any contract or agreement by the Company with a Member or any Affiliate of a Member;

                  (i) Any loans made by the Company to any person or entity.

                  Section 8.4. OFFICERS.

                  The Officers of the Company shall be as designated in the Joint Venture Agreement.

                  Section 8.5. MEETINGS OF MEMBERS.

                  (a) Regular meetings of the Members shall be held at least annually and may be held on such dates and at such times and at such location as shall be determined by the Board of Managers with at least ten (10) days advance written notice thereof being provided to all Members.

                  (b) Special meetings of the Members may be called by the Board of Managers or by Members who in the aggregate hold at least fifty percent (50%) of the Interests. Any such meeting shall be held on such date and at such place within 50 miles of the principal office of the Company as person(s) calling such meeting shall specify in the notice of a meeting, which shall be delivered to all Members at least five (5) days prior to such meeting; provided, Members may attend by teleconferencing. Neither the business to be transacted at, nor the purpose of, such special meeting need be specified in the notice (or waiver of notice) of such meeting. All Members receiving notice of a meeting shall use their best efforts to attend the meeting.

                  (c) Holders of a majority of all Units held by Members (represented either in person, by conference telephone or by written proxy) shall constitute a quorum for the transaction of business at any meeting of the Members.

                  (d) Each Member, with respect to any vote, consent, or approval that such Member is entitled to cast or grant pursuant to this Agreement, may cast, grant or withhold such vote, consent or approval in its sole and absolute discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

                  (e) Whenever the vote of Members is required or permitted to be taken in connection with any action, in lieu of such vote at a meeting, the action to be authorized or adopted may be authorized or adopted by the written consent of Members having not less than the percentage of Interests required to approve such action if a meeting were held, so long as prompt notice of the adoption of an action or measure by written consent shall be transmitted to all Members not a party to such consent.

                  Section 8.6. RECORDS OF LLC INTERESTS.

                  The Company shall maintain at its office referred to in
SECTION 2.4, a record of all holders of Interests and transfers thereof. No transfer of Membership Interests or other Interests shall be made unless such transfer is made in accordance with ARTICLE X.

                  Section 8.7. BANK ACCOUNTS.

                  The Board of Managers may from time to time open bank accounts in the name of the Company, and the Board of Managers, subject to the Board of Managers, shall approve who shall be signatories thereon.

                                   ARTICLE IX
                      LIABILITIES AND RESTRICTIVE COVENANTS

                  Section 9.1. Liability Board of Managers' Representatives.

                  The representatives of the Members serving on the Board of Managers shall be liable to the Members for their gross negligence or willful misconduct, but such persons shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence or willful misconduct if done in good faith and otherwise in accordance with the terms of this Operating Agreement. The Members shall look solely to the Company for the return of their Capital Contributions, and if the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are Insufficient to return such Capital Contributions, the Members shall have no recourse against the representatives of the Members serving on the Board of Managers for such purpose except as herein provided. The doing of any act or the failure to do any act by the representatives of the Members serving on the Board of Managers, the effect of which may cause or result in loss or damage to the Company, if done pursuant to the professional opinion of independent advisors employed by Board of Managers on behalf of the Company, shall be presumed not to constitute gross negligence or willful misconduct on the part of the Board of Managers.

                  Section 9.2. INDEMNIFICATION OF THE MEMBERS.

                  The Company shall:

                           (a) indemnify, to the fullest extent permitted by the Act, any Member, any member of the Board of Managers ("ELIGIBLE PERSON") who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Member, member of the Board of Managers of the Company, or is or was serving at the request of the Company as a director or officer of another corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

                           (b) indemnify any Eligible Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Member, member of the Board of Managers of the Company, or is or was serving at the request of the Company as a director or officer of another corporation against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper; and

                           (c) indemnify any Eligible Person against expenses (including attorneys' fees) actually and reasonably incurred by such Eligible Person, to the extent that such Eligible Person is his or its capacity as Member, member of the Board of Managers of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this SECTION 9.2 in defense of any claim, issue or matter therein; and

                           (d) pay in advance expenses incurred by any Eligible Person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Eligible Person to repay such amount if it shall ultimately be determined that such Eligible Person is not entitled to be indemnified by the Company as authorized in this SECTION 9.2; and

                           (e) not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing to be exclusive of any other rights to which the Eligible Person(s) seeking indemnification or advancement of expenses may be entitled under any agreement, vote of the Members or otherwise, both as to action in such Eligible Person's official capacity and as to action in another capacity while holding such position; and

                           (f) have power to purchase and maintain insurance on behalf of any person who is or was a Member, member of the Board of Managers of the Company, or is or was serving at the request of the Company as a director or officer of another corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this SECTION 9.2; and

                           (g) deem the provisions of this SECTION 9.2 to be a contract between the Company and each Eligible Person, at any time while this SECTION 9.2 is in effect and any repeal or modification of this SECTION 9.2 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

                  Section 9.3 COOPERATION COVENANT.

                  Each Member agrees that for the period during which it is a Member (the "COOPERATION PERIOD"), it shall duly and actively pursue, on behalf of the

Company, opportunities and activities on behalf of and related to the Business of the Company, as detailed in the Joint Venture Agreement to enable all parties to that Joint Venture Agreement to benefit from the intentions thereof. Nothing herein shall prevent any Member from continuing, its own business activities as previously conducted.

                  Section 9.4. NON-SOLICITATION COVENANT.

                  Other than activities related to the Business, during the Cooperation Period, neither a Member nor its Affiliates shall, directly or indirectly, individually or on behalf of any person (a) solicit, aid or induce any employee of any other Member to leave in order to accept employment with or render services for the Member, its Affiliates or any other person or (b) aid or induce any current, previous or prospective customer, client, vendor, lender, supplier or sales representative not to establish a relationship with the Company or to discontinue such relationship or reduce the amount of business done with the Company.

                  Section 9.5. CONFIDENTIAL INFORMATION COVENANT.

                  Each Member acknowledges and agrees that it may be in possession of Confidential Information (as defined in the Joint Venture Agreement) relating to the Business. During the Cooperation Period and at all times thereafter, each Member will hold the Confidential Information in the strictest confidence and will not disclose to any person or make use of (directly or indirectly) the Confidential Information or any portion thereof on behalf of themselves or any third party, except as required by the order of any court or similar tribunal or any other governmental body or agency of appropriate jurisdiction; provided, that such Member shall, to the extent practicable, give the Company prior notice of any such disclosure and shall cooperate with the Company in obtaining a protective order or such similar protection as the Company may deem appropriate to preserve the confidential nature of such information. The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information which
(i) is or, without any action by a Member, becomes generally available to the public or (ii) was known by such Member on a nonconfidential basis prior to its disclosure by the Company.

                  Section 9.6. SCOPE OF RESTRICTION.

                  The parities have attempted to limit to scope of the restrictive covenants set forth in SECTIONS 9.3, 9.4 and 9.5 to the extent necessary to assure the Company the benefit of its ownership of the Business. The parties recognize, however, that reasonable people may differ in making such determination. Consequently, the parties hereby agree that if the scope or duration of such covenants would, but for this provision, be deemed by a court of competent authority to be unreasonable or otherwise unenforceable, such court may modify such covenants to the extent that such court determines to be necessary in order to grant enforcement thereof as so modified.

                  Section 9.7. REMEDIES.

                  The Members recognize that the Company will suffer irreparable injury in the event of a breach of the terms of SECTIONS 9.3 through 9.5 by the Members. In the event of a breach of the terms of SECTIONS 9.3 through 9.5, the Company shall be entitled, in addition to any other remedies and damages available and without proof of monetary or immediate damage, to a temporary and/or permanent injunction, without bond, to restrain the violation of SECTIONS
9.3 through 9.5 by the Members, and any persons acting for or in concert with a Member.

                                    ARTICLE X
                    TRANSFERS; ADMISSIONS; ADDITIONAL MEMBERS

                  Section 10.1. TRANSFER GENERALLY.

                  Transfer of units, is controlled by the provisions in the Joint Venture Agreement, provided however, no Member shall sell, dispose or otherwise transfer its Membership Interest in a manner which violates any federal or state securities laws. Each Member shall indemnify and hold the Company harmless from and against all liability, costs and expenses, including, reasonable attorneys' fees incurred by the Company, as a result of a breach of the covenants made in this SECTION 10.1 by such Member.

                  Section 10.2. ADDITIONAL MEMBERS.

                  Subject to the unanimous written approval by Carl Walther and S&W, the Members shall have the right and authority to admit new Members and issue or sell Membership Interests in amounts and on such terms as the Members deem advisable. If the Company contemplates issuing Membership Interests to a Member of to an Affiliate of a Member, then such Membership Interests first shall be offered to all of the Members in accordance with their respective Interest percentages.

                                   ARTICLE XI
                    DISSOLUTION, TERMINATION AND SALE RIGHTS

                  Section 11.1. DISSOLUTION.

                  The Company shall be dissolved upon the occurrence of any of the following events:

                           (i) The expiration of the period fixed for the duration of the Company in ARTICLE II above, if any;

                           (ii) By the unanimous written agreement of the Members;

                           (iii) The sale or other disposition of all or substantially all of the Company assets; or

                           (iv) Upon the occurrence of the death or Bankruptcy of any Member or any other event which terminates the continued membership of a Member in the Company, unless (x) there is at least one continuing Member and (y) all continuing Members elect to continue the Company.

                  Section 11.2. WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.

                  (a) Upon dissolution, an examination shall be made by the Company's accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last accounting through the date of dissolution. The Members shall immediately proceed to wind up the affairs of the Company.

                  (b) If the Company is dissolved and its affairs are to be wound up, the Members shall:

                  (i) Sell or otherwise liquidate all of the Company's assets (except to the extent the Members may determine to distribute any assets to the Members in kind) in a reasonable manner and time designed to maximize the value of such assets and avoid lower prices because of a forced sale;

                  (ii) Allocate any profit or loss resulting from such sales to the Members' Capital Accounts in accordance with Article VII hereof;

                  (iii) Discharge all liabilities of the Company, including liabilities to the Members who are creditors, to the extent otherwise permitted by law, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company; and

                  (iv) Distribute the remaining assets to the Members in accordance with ARTICLE VI.

                  (c) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated. Within a reasonable time after complete liquidation, each of the Members shall be furnished with a statement prepared by the Company's accountants, which shall set forth the assets and liabilities of the Company as at the date of dissolution and the proceeds and expenses of the disposition thereof.

                  (d) The Members shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

                  Section 11.3. CERTIFICATE OF DISSOLUTION.

                  When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, a certificate of dissolution as required by the Act, shall be executed in duplicate by the Members and filed with the Delaware Secretary of State.

                  Section 11.4. EFFECT OF FILING OF CERTIFICATE OF DISSOLUTION.

                  Upon the filing of certificate of dissolution with the Delaware Secretary of State, the existence of the Company shall cease, except for purposes of suits, other proceedings and appropriate action as provided in the Act. The Members shall have authority to distribute any Company assets discovered after dissolution and take such other action as may be necessary on behalf of and in the name of the Company.

                  Section 11.5. CARL WALTHER AND S&W RIGHT OF FIRST REFUSAL.

                  Prior to the sale or other disposition of any assets of the Company pursuant to this ARTICLE XI, each member must notify the other and conduct such sale consistent with the provisions in the Joint Venture Agreement with respect to the options to purchase the Company.

                  Section 11.6. SALE AND PURCHASE RIGHTS.

                           (i) In the event a Member desires to terminate its
                  relationship, such member shall conduct the sale or purchase of such interests consistent with the provisions in the Joint Venture Agreement.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

                  Section 12.1. NOTICES.

                  Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or if sent by reputable courier or by registered or certified mail to such party at his, her or its address of record maintained in the records of the Company. Any such notice shall be deemed to be given when delivered or when delivery is refused.

                  Section 12.2. LAW GOVERNING.

                  This Agreement and its interpretation shall be governed exclusively by the laws of the State of Delaware, without giving effect to the laws of such state regarding conflicts of laws. Further, to the extent permitted by law, in the event of any conflict between the provisions herein contained and those included in the Joint Venture Agreement, the terms of the Joint Venture Agreement shall control.

                  Section 12.3. AMENDMENTS.

                  This Agreement may only be amended in writing with the unanimous written consent of the Members.

                  Section 12.4. SUCCESSORS AND ASSIGNS.

                  This Agreement and all the terms and provisions hereof, shall be binding upon and inure to the benefit of the Members and, subject to the terms of this Agreement, their legal representatives, heirs, successors and assigns.

                  Section 12.5. COUNTERPARTS.

                  This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                  Section 12.6. SEVERABILITY.

                  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

                  Section 12.7. NO THIRD PARTY BENEFICIARIES.

                  The provisions set forth herein are solely for the benefit of the signatories hereto. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any other persons not signatories hereto, subject to SECTION 11.4.

                  Section 12.8. CONSTRUCTION.

                  The parties agree that this Operating Agreement shall be construed equally against each party and shall not be more harshly construed against a party by reason of the fact that a particular party's counsel may have prepared this Operating Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused their signatures to be set forth below on the day and year first above written.

                                        CARL WALTER, USA LLC

                                          /s/ [signature not legible]
                                        ----------------------------------------


                                        SMITH & WESSON CORPORATION

                                          /s/ John A. Kelly
                                        ----------------------------------------